                  EXHIBIT 12--STATEMENT RE: COMPUTATION OF THE
                      RATIOS OF EARNINGS TO FIXED CHARGES

                     WHIRLPOOL CORPORATION AND SUBSIDIARIES

                                                  YEAR ENDED DECEMBER 31, 1994
                                                 -------------------------------
                                                 APPLIANCE FINANCIAL  WHIRLPOOL
                                                 BUSINESS  SERVICES  CORPORATION
                                                 --------- --------- -----------
                                                      (MILLIONS OF DOLLARS)
Pretax earnings................................   $268.9     $23.4     $292.3
Portion of rents representative of the interest
 factor........................................     19.6       0.8       20.4
Interest on indebtedness.......................    102.4      61.0      163.4
Amortization of debt expense and premium.......      1.9       0.1        2.0
WFC preferred stock dividend...................      --        4.5        4.5
                                                  ------     -----     ------
  Adjusted income..............................   $392.8     $89.8     $482.6
                                                  ======     =====     ======
FIXED CHARGES
- -------------
Portion of rents representative of the interest
 factor........................................   $ 19.6     $ 0.8     $ 20.4
Interest on indebtedness.......................    102.4      61.0      163.4
Amortization of debt expense and premium.......      1.9       0.1        2.0
WFC preferred stock dividend...................      --        4.5        4.5
                                                  ------     -----     ------
                                                  $123.9     $66.4     $190.3
                                                  ======     =====     ======
Ratio of earnings to fixed charges.............     3.17      1.35       2.54
                                                  ======     =====     ======

                  EXHIBIT 12--STATEMENT RE: COMPUTATION OF THE
                      RATIOS OF EARNINGS TO FIXED CHARGES

                     WHIRLPOOL CORPORATION AND SUBSIDIARIES

                                                  YEAR ENDED DECEMBER 31, 1993
                                                 -------------------------------
                                                 APPLIANCE FINANCIAL  WHIRLPOOL
                                                 BUSINESS  SERVICES  CORPORATION
                                                 --------- --------- -----------
                                                      (MILLIONS OF DOLLARS)
Pretax earnings................................   $417.5    $(43.0)    $374.5
Portion of rents representative of the interest
 factor........................................     16.3       1.1       17.4
Interest on indebtedness.......................    102.8      67.2      170.0
Amortization of debt expense and premium.......      2.0       0.4        2.4
WFC preferred stock dividend...................      --        1.5        1.5
                                                  ------    ------     ------
  Adjusted income..............................   $538.6    $ 27.2     $565.8
                                                  ======    ======     ======
FIXED CHARGES
- -------------
Portion of rents representative of the interest
 factor........................................   $ 16.3    $  1.1     $ 17.4
Interest on indebtedness.......................    102.8      67.2      170.0
Amortization of debt expense and premium.......      2.0       0.4        2.4
WFC preferred stock dividend...................      --        1.5        1.5
                                                  ------    ------     ------
                                                  $121.1    $ 70.2     $191.3
                                                  ======    ======     ======
Ratio of earnings to fixed charges.............     4.45      0.39       2.96
                                                  ======    ======     ======